Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Independent Registered Public Accounting Firm” in the Principal Executive Variable Universal Life II Prospectus and Statement of Additional Information, each dated May 1, 2022 and each included in this Post-Effective Amendment No. 20 to the Registration Statement (Form N-6, File Nos. 333-149215 and 811-05118) of Principal Life Insurance Company Variable Life Separate Account (the “Registration Statement”).

We also consent to the use of our reports (1) dated March 10, 2022, with respect to the consolidated financial statements of Principal Life Insurance Company, (2) dated March 10, 2022 with respect to the financial statement schedules of Principal Life Insurance Company, and (3) dated April 7, 2022 with respect to the financial statements of each of the subaccounts within Principal Life Insurance Company Variable Life Separate Account, for the year ended December 31, 2021 included in this Registration Statement, filed with the Securities and Exchange Commission.

Des Moines, Iowa
April 29, 2022